EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is entered into and effective as of September __, 2010 (the “Effective Date”) by and between Global Investor Services, Inc., a Nevada corporation (the “Company”), and the investor set forth on the signature page attached hereto (the “Holder”).

WHEREAS, the Holder is the holder of that certain Convertible Debenture, in the principal  amount (the “Principal”) and with interest (“Interest”) accrued as set forth on the Exchange Notice (the “Notice”), attached hereto on Exhibit A, issued by the Company to the Holder (the “Debenture”); and

WHEREAS, the Holder is the holder of that certain Common Stock Purchase Warrant (the “Warrant”) to purchase shares of common stock of the Company, $0.001 par value per share (the “Common Stock”) as set forth on the Notice; and

WHEREAS, the Company has provided the Holder with the option, as set forth on the Notice, to (i) convert 125% of the Principal Amount and Interest payable under the Debenture (the “Amount Due”) into an 8% Promissory Note due September 30, 2015 (the “New Note”), which is attached hereto as Exhibit B or (ii) convert the Amount Due into shares of Common Stock (the “Shares”), as set forth on the Notice; and

WHEREAS, the Company has provided the Holder with the option, as set forth on the Notice, to (i) convert the Warrant into a New Note in the amount as set forth on the Notice or (ii) convert the Warrant into shares of Common Stock (the “Warrant Shares”), as set forth on the Notice; and

WHEREAS, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”), the Company desires to exchange with the Holder, and the Holder desires to (i) exchange with the Company, the Debenture for the New Note or the Shares as set forth on the Notice and (ii) exchange with the Company, the Warrant for the New Note or the Warrant Shares as set forth on the Notice, on the terms and conditions of and as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1.           Exchange of Debenture for the New Note or the Shares. On the Effective Date, the Holder will transfer and deliver the Debenture to the Company and the Company will issue to Holder the New Note or the Shares, as set forth on the Notice (the “Debenture Exchange Securities”), in exchange for the Debenture plus any and all claims arising out of or relating to the Debenture, including without limitation any accrued but unpaid interest thereon.  The Debenture shall be cancelled for all purposes as of the Effective Date, whether or not the original is returned to the Company for cancelation.

2.           Exchange of Warrant for the New Note or the Warrant Shares. On the Effective Date, the Holder will transfer and deliver the Warrant to the Company and the Company will issue to Holder the New Note or the Warrant Shares, as set forth on Exhibit A (the “Warrant Exchange Securities” and collectively with the Debenture Exchange Securities, the “Exchange Securities”), in exchange for the Warrant plus any and all claims arising out of or relating to the Warrant.  The Warrant shall be cancelled for all purposes as of the Effective Date, whether or not the original is returned to the Company for cancelation.

3.           Delivery of Exchange Securities.  All Exchange Securities shall be duly authorized, validly issued, fully paid, non-assessable and free of any pre-emptive rights.

4.           Representations and Warranties of Company.  The Company hereby makes the following representations and warranties to the Holder, with the understanding and acknowledgment that the Holder will rely on such representations and warranties in effecting transactions in securities of the Company:

(a)           Power and Authority.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.  The Company has the corporate power and authority to execute, deliver and perform all of its obligations under the Agreement, and to issue, sell and deliver the Exchange Securities.  The execution, delivery and performance of the Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Agreement has been duly executed and delivered by the Company.

(b)           Exchange Securities.  The Exchange Securities are duly authorized, validly issued, fully paid and non-assessable.  The issuance of the Exchange Securities is not be subject to any statutory or contractual preemptive rights of any stockholder of the Company.  The Exchange Securities are being issued to the Holder by the Company in compliance with all applicable federal and state securities laws and regulations.

(c)           No Liens.  The Exchange Securities are free and clear of all pledges, security interests, liens, charges, encumbrances, agreements, claims, rights of first refusal, preemptive rights, or other restrictions and options of whatever nature (collectively, “Liens”).  Upon consummation of the transaction contemplated hereby, the Holder will acquire good and valid title to the Exchange Securities free and clear of all Liens.

(d)           No Conflicts.  The execution and delivery of the Agreement by the Company does not, and the Company’s performance of its obligations hereunder will not (i) violate the certificate of incorporation, bylaws, or other organizational or governing documents of Company, as in effect on the date hereof, (ii) violate in any material respect any federal or state law, rule or regulation, or judgment, order or decree of any state or federal court or governmental or administrative authority, in each case that is applicable to the Company or its properties or assets and which could have a material adverse effect on the Company’s business, properties, assets, financial condition or results of operations or prevent the performance by the Company of the Agreement, or (iii) require the authorization, consent, approval of or other action of, notice to or filing or qualification with, any state or federal governmental authority.

(e)           No Registration.  The exchange of the Debentures for the New Note or the Shares is being consummated without registration under the Act pursuant to the exemption from registration contained in Section 3(a)(9) of the Act.  The Company has not engaged in any general solicitation or engaged or agreed to compensate any broker or agent in connection with the transactions contemplated by this Agreement.   None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Exchange Securities under the Securities Act of 1933, as amended (the “Act”).

(f)           No Integration.  None of the Company, its subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the exchange transaction contemplated by this Agreement to be integrated with any prior or contemporaneous offerings by the Company for purposes of Act.  None of the Company, its subsidiaries, their affiliates, and any person acting on their behalf will take any action referred to in the preceding sentence that would require registration of any of the Exchange Securities under the Act or cause the exchange transaction contemplated by this Agreement to be integrated with any prior or contemporaneous offerings of the Company.

(g)           No Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, its affiliates, or any of their respective properties, or the Exchange Securities, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”), which adversely affects or challenges, or could adversely affect or challenge, the legality, validity or enforceability of this Agreement or the Exchange Securities.  The Company has not been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company there is not pending or contemplated, any investigation by the Securities and Exchange Commission (“SEC”) involving the Company or any of its officers or directors.

(h)           SEC Filings.  The Company is current in its filings of all reports, schedules, forms, statements, and other documents required to be filed by it with the SEC, and all such reports were true, complete and accurate in all material respects on the date of filing thereof, and none contained a false statement of material fact, or failed to state a material fact necessary to make any of the statements therein not misleading.

5.           Representations and Warranties of Holder.  The Holder hereby makes the following representations and warranties to the Company:

(a)           The Holder is the sole legal and beneficial owner of the Debenture free and clear of any Liens or any claims of third parties.

(b)           The Holder is an “accredited investor” as defined in Regulation D under the Act.

(c)           The Holder has made all investigations that the Holder deems necessary or desirable in connection with the transactions contemplated by this Agreement and has had an opportunity to ask questions of and receive answers from the Company and, alone or together with the Holder’s advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Holder’s investment in the Exchange Securities.

(d)           The Holder understands and acknowledges that the Company has requested that additional holders of its derivative securities, including warrant and convertible debentures holders, convert such securities under terms similar to the terms provided in this Agreement.  Accordingly, the Holder acknowledges that upon consummation of this transaction, there may be additional shares of common stock or non-convertible debt outstanding.

6.           Miscellaneous.

(a)           Further Assurances. Each party hereto shall promptly execute and deliver such further agreements and instruments, and take such further actions, as the other party may reasonably request in order to carry out the purpose and intent of this Agreement.

(b)           Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile transmission (with subsequent letter confirmation by mail) or two days after being mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties, their successors in interest or their assignees at the addresses that each party has on record.

(c)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that such party is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(d)           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.  In the event that any signature is delivered by facsimile or other electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or other electronic signature page were an original thereof.

(e)           Expenses.  Each party hereto shall bear its own costs and expenses, including, without limitation, attorneys’ fees, incurred in connection with this Agreement and the transactions contemplated hereby.

(f)           Complete Agreement.  This Agreement, together with the exhibits hereto, contains the entire agreement and understanding of the parties, and supersedes all prior and contemporaneous agreements, term sheets, letters, discussions, communications and understandings, both oral and written, which the parties acknowledge have been merged into this Agreement.  No party, representative, attorney or agent has relied upon any collateral contract, agreement, assurance, promise, understanding or representation not expressly set forth hereinabove.  The parties hereby expressly waive all rights and remedies, at law and in equity, directly or indirectly arising out of or relating to, or which may arise as a result of, any person or entity’s reliance on any such assurance.

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IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company:

GLOBAL INVESTOR SERVICES, INC.

By:

Name: Nicholas Maturo
Title: Chief Executive Officer

Holder:

[insert holder name]

EXHIBIT A
EXCHANGE NOTICE

To:           GLOBAL INVESTOR SERVICES, INC.

CONVERTIBLE DEBENTURE - The undersigned Holder of the attached certain Convertible Debenture dated ______, in the principal amount of $_____ with interest of $_____ accrued to date hereby surrenders such Convertible Debenture and irrevocable elects to:

Choose One:

__	The Holder elects to convert the Convertible Debenture into an 8% Promissory Note due September 30, 2015 in the principal amount of $[125% of debenture].

or
__	The Holder elects to convert the Convertible Debenture into [insert # of shares] shares of common stock of the Company, $0.001 par value per share.

COMMON STOCK PURCHASE WARRANT - The undersigned Holder of the attached certain Common Stock Purchase Warrant dated ______ to acquire ____ shares of common stock of the Company hereby surrenders such Common Stock Purchase Warrant and irrevocable elects to:

Choose One:

__	The Holder elects to convert the Common Stock Purchase Warrant into an 8% Promissory Note due September 30, 2015 in the principal amount of $[insert amount].

or
__	The Holder elects to convert the Common Stock Purchase Warrant into [insert # of shares] shares of common stock of the Company, $0.001 par value per share.

The undersigned herewith requests that the certificates for such shares or 8% Promissory Note due September 30, 2015, as applicable,  be issued in the name of, and delivered to the undersigned, whose address is ________________________________.

Holder:

By:
Name:
Title:

ACKNOWLEDGED  AND AGREED:

GLOBAL INVESTOR SERVICES, INC.

By:
Name: Nicholas Maturo
Title: Chief Executive Officer

EXHIBIT B

PROMISSORY NOTE

$[ ]	New York, New York
September 30, 2010

Global Investor Services, Inc., a Nevada corporation (the "Maker"), for value received, hereby promises to pay to [   ], or registered assigns (the "Holder"), the principal sum of [             ] ($     ) Dollars in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.  Maker further promises to pay interest on the unpaid principal balance hereof at the rate of eight percent (8%) per annum, principal and interest on the outstanding balance to be paid on September 30, 2015.   Interest shall be calculated on the basis of a 360 day year and actual days elapsed.  In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York.

This Note can be prepaid in whole or in part at any time without the consent of the Holder provided that Maker shall pay all accrued interest on the principal so prepaid to date of such prepayment.

The entire unpaid principal balance of this Note and interest accrued with respect thereto shall be immediately due and payable upon the occurrence of any of the following (each, an "Event of Default"):

a.  Application for, or consent to, the appointment of a receiver, trustee or liquidator for Maker or of its property;

b. Admission in writing of the Maker's inability to pay its debts as they mature;

c.  General assignment by the Maker for the benefit of creditors;

d.  Filing by the Maker of a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors; or

e.  Entering against the Maker of a court order approving a petition filed against it under the federal bankruptcy laws, which order shall not have been vacated or set aside or otherwise terminated within 60 days.

f.           Default in the payment of the principal or accrued interest on this Note, when and as the same shall become due and payable, whether by acceleration or otherwise;

g.           Default in any covenant or obligation of Maker in favor of Holder arising pursuant to the agreement between Maker and Holder dated as of the date of this Note.

All rights and remedies available to the Holder pursuant to the provisions of applicable law and otherwise are cumulative, not exclusive and enforceable alternatively, successively and/or concurrently after default by Maker pursuant to the provisions of this Note.

The Maker waives demand, presentment, protest and notice of any kind and consents to the extension of time of payments, the release, surrender or substitution of any and all security or guarantees for the obligations evidenced hereby or other indulgence with respect to this Note, all without notice.

This Note may not be changed, modified or terminated orally, but only by an agreement in writing, signed by the party to be charged.

In the event of any litigation with respect to the obligations evidenced by this Note, the Maker waives the right to a trial by jury and all rights of set-off and rights to interpose permissive counterclaims and cross-claims.  This Note shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors, endorsees or assigns of the Maker and inure to the benefit of the Holder, its successors, endorsees and assigns.

The Maker hereby irrevocably consents to the jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, in the State of New York in connection with any action or proceeding arising out of or relating to this Note.  If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

GLOBAL INVESTOR SERVICES, INC.

By:
Name: Nicholas Maturo
Title: Chief Executive Officer